Exhibit 10.2

Personal and Confidential

LQR House Inc.

2699 Stirling Road, Suite A-105

Fort Lauderdale, FL 33312

Attn: Sean Dollinger

Email: sean@lqrhouse.com

Re: Cancellation of Representative Warrant issued by LQR House Inc. on November 13, 2023.

Dear Mr. Sean Dollinger:	December 16, 2023

Pursuant to an underwriting agreement dated November 9, 2023 by and between LQR House Inc. (the “Issuer”) and EF Hutton LLC f/k/a EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) on behalf of itself as well as other underwriters (the “Follow-on Offering Underwriting Agreement”), a representative warrant was issued and sold to EF Hutton.

Specifically, as a result of the Follow-on Offering Underwriting Agreement and in consideration of funds duly paid by or on behalf of EF Hutton to Issuer, EF Hutton Holdings, LLC (“EF Hutton Holdings”), being EF Hutton’s designee and as registered owner of a common stock purchase warrant, is entitled to subscribe for, purchase and receive, in whole or in part, up to 7,857,143 shares of common stock of the Issuer, par value $0.0001 per share (the “Shares”) prior to a certain expiration date. EF Hutton Holdings hereby notifies you, the Issuer and its executive officers, as follows:

1.	The Issuer has tendered or shall imminently tender consideration in the amount of $[*] to EF Hutton and EF Hutton Holdings accordingly, as the registered owner, surrenders the common stock purchase warrant to purchase up to 7,857,143 Shares of the Issuer dated November 13, 2023, all its rights and the exercise form attached thereto. This common stock purchase warrant (please see Exhibit A) remains completely unexercised as of the date hereof and is hereby in its entirety surrendered and cancelled by EF Hutton Holdings, EF Hutton’s designee for such common stock purchase warrant.

Personal and Confidential

Please acknowledge in writing the cancellation of the aforementioned common stock purchase warrant dated November 13, 2023 by countersigning this letter as soon as possible.

Very truly yours,

EF Hutton Holdings, LLC

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED:

LQR House Inc.

By:
Name:	Sean Dollinger
Title:	Chief Executive Officer

Personal and Confidential

Exhibit A

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